                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                      PUMA TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No Fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                             PUMA TECHNOLOGY, INC.

                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 10, 1997

                            ------------------------

To the Stockholders of Puma Technology, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Puma Technology, Inc. (the "Company") will be held on Wednesday, December 10, 1997, at 10:00 a.m. at the Santa Clara Marriott at 2700 Mission College Boulevard, Santa Clara, California, for the following purposes:

    1. To elect five (5) members of the Board of Directors to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

    2. To consider and vote upon a proposal to amend the Company's 1993 Stock Option Plan to increase the maximum aggregate number of shares of the Company's Common Stock issuable thereunder by 1,000,000 shares.

    3. To vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the fiscal year ending July 31, 1998.

    4.  To transact such other business as may properly come before the meeting.

    Stockholders of record at the close of business on October 6, 1997 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Puma Technology, Inc.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          STEPHEN A. NICOL

                                          SECRETARY

San Jose, California
November 11, 1997

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS PROXY AND VOTE IN PERSON AT THE MEETING.

                             PUMA TECHNOLOGY, INC.
                       2550 NORTH FIRST STREET, SUITE 500
                           SAN JOSE, CALIFORNIA 95131

                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 11, 1997

                            ------------------------

    The accompanying proxy is solicited by the Board of Directors of Puma Technology, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held December 10, 1997 or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is November 11, 1997 the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                              GENERAL INFORMATION

    ANNUAL REPORT. An annual report for the fiscal year ended July 31, 1997 is enclosed with this Proxy Statement.

    VOTING SECURITIES. Only stockholders of record as of the close of business on October 6, 1997 will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 12,084,614 shares of Common Stock of the Company, par value $0.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

    SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail and through its regular employees, the Company may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation. The Company also has retained Beacon Hill Partners, Inc., a proxy solicitation firm, in connection with the Annual Meeting at a cost of approximately $5,000, along with reasonable out-of-pocket expenses.

    VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information, as of October 6, 1997, with respect to the beneficial ownership of the Company's Common Stock by (i) each director and director-nominee of the Company, (ii) the Chief Executive Officer and the one other highest compensated executive officer of the Company whose salary and bonus for the fiscal year ended July 31, 1997 exceeded $100,000, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than 5% of the Company's Common Stock.

                                                                             SHARES OWNED
                                                                       -------------------------
NAME AND ADDRESS OF                                                    NUMBER OF   PERCENTAGE OF
BENEFICIAL OWNERS(1)                                                     SHARES        CLASS
---------------------------------------------------------------------  ----------  -------------
DIRECTORS AND EXECUTIVE OFFICERS
Bradley A. Rowe(2)...................................................   1,430,000         11.7%

Stephen A. Nicol(3)..................................................     738,500          6.0%

Michael M. Clair(4)..................................................     305,500          2.5%

Robert D. Rutner, DDS................................................     330,000          2.7%

Tyrone F. Pike.......................................................      35,000        *

All current directors and executive officers as a group (6
  persons)(5)........................................................   3,174,000         24.9%

------------------------

*   Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after October 6, 1997 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's Amended and Restated 1993 Stock Option Plan (the "Option Plan") are fully exercisable from the date of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price upon termination of employment. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Puma Technology, Inc., 2550 North First Street #500, San Jose, California 95131.

(2) Includes 160,000 shares subject to options which are exercisable within 60 days of October 6, 1997, 100,000 shares registered in the name of the Bradley Alan & Tanya Elaine Rowe Charitable Remainder Unitrust, of which Mr. Rowe is a trustee, and 1,170,000 shares registered in the name of the Bradley Alan Rowe and Tanya Elaine Rowe Trust UA 8 31 93 BAROWE & TEROWE Revocable Living Trust, of which Mr. Rowe is a trustee.

(3) Includes 160,000 shares subject to options which are exercisable within 60 days of October 6, 1997.

(4) Includes 125,000 shares subject to options which are exercisable within 60 days of October 6, 1997, 16,000 shares registered in the names of children of Mr. Clair, and 164,500 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90.

(5) Includes 681,122 shares subject to options which are exercisable within 60 days of October 6, 1997. Also includes 35,000 shares subject to a repurchase right in favor of the Company which lapses over time.

                             ELECTION OF DIRECTORS

    Five (5) directors, constituting the Company's full Board, are to be elected at the Annual Meeting. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1998, and until their successors are elected and qualified.

    Management's nominees for election to the Board of Directors and certain information with respect to their age and background are set forth below. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as management may designate.

    If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

                                                                                                                  DIRECTOR
NAME                                                              POSITION WITH THE COMPANY             AGE         SINCE
----------------------------------------------------------  --------------------------------------      ---      -----------
Bradley A. Rowe...........................................  President, Chief Executive Officer and          37         1993
                                                              Director

Stephen A. Nicol..........................................  Senior Vice President, Sales and                37         1993
                                                              Director

Michael M. Clair..........................................  Chairman of the Board                           49         1994

Tyrone F. Pike............................................  Director                                        43         1996

Robert D. Rutner, DDS.....................................  Director                                        39         1993

    MR. ROWE co-founded the Company in August 1993 and has served as President since October 1993 and Chief Executive Officer since March 1995. He has also served as a Director of the Company since August 1993. Prior to founding the Company, from January 1991 to July 1993, he held various management positions at SystemSoft Corporation, a PC system software supplier, including Vice President of Worldwide Sales and General Manager of Desktop Computing. In June 1988, Mr. Rowe co-founded Extar Technologies, a manufacturer's representative of PC products, where he held a number of management positions until December 1990, including Vice President of Sales and President. From November 1983 to June 1988, Mr. Rowe served in various sales positions at Western Digital Corporation, a storage management company, including Director of Western Area Sales. Mr. Rowe holds a B.S. degree in engineering and management science from Princeton University.

    MR. NICOL co-founded the Company in August 1993 and has served as Senior Vice President, Sales since its establishment. He has also served as a Director since August 1993. Prior to founding the Company, he served in several capacities at SystemSoft Corporation, including Director of Sales for Japan and Asia Pacific from July 1992 to July 1993 and as Sales Manager for the Eastern United States from November 1991 to July 1992. Mr. Nicol co-founded Extar Technologies in June 1988 where he served until November 1991 as Vice President of Sales. Previously, Mr. Nicol served as OEM Manager for Western Digital and computer sales representative for Hewlett-Packard. He holds an A.B. degree in political science from Princeton University.

    MR. CLAIR became a Director of the Company in November 1994 and has served as Chairman of the Board since March 1995. Mr. Clair was a founder of SynOptics Communications (now Bay Networks), a computer networking company. From January 1987 to November 1992 he served as Vice President Sales and Marketing and then as Senior Vice President, Sales and Customer Service of SynOptics. Mr. Clair has more than 25 years of experience in data processing, data and voice communications and local area networking. He spent the early part of his career with Tymshare, a computer time-sharing company, and

ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a B.S. degree in business and an M.B.A. degree from the University of Buffalo. Mr. Clair is a director of several private companies in Silicon Valley.

    MR. PIKE became a Director of the Company in October 1996. Since March 1993, Mr. Pike has served as a Director of Citrix Systems, a supplier of multi-user application server products. In August 1996, Mr. Pike founded Switchsoft Systems, a supplier of open virtual network management software for switches and routers and has served as Chairman of the Board and Chief Executive Officer since its inception. From January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, a computer networking company, including Senior Vice President and Chief Technical Officer. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates from September 1992 to January 1994. From March 1992 to September 1992, Mr. Pike served as President and Chief Executive Officer of Global Village Communications, a networking communications company. From May 1991 to June 1992 he served as manager, Strategic Planning & Business Development of Intel Corporation, a semiconductor company. From April 1983 to May 1991, Mr. Pike served as Founder, Chairman of the Board and President of LANSystems, a computer networking company, of which he served as a Director until February 1994. Mr. Pike holds an A.B. degree in architecture from Princeton University.

    DR. RUTNER became a Director of the Company in October 1993. He has practiced dentistry since August 1985 as proprietor of the Serra Park Dental Group. He holds a B.S. degree in biochemistry from the University of California at Davis, an M.S. degree in biochemistry from the University of California at Davis and a D.D.S. degree from Georgetown University. Dr. Rutner is a director of several private companies in Silicon Valley.

    During fiscal 1997, the Board held eleven meetings. No incumbent director attended fewer than 75% of such meetings of the Board and the Committees on which he serves.

    The Company has an Audit Committee and a Compensation Committee.

    The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. The members of the Audit Committee are Messrs. Clair and Rutner. During fiscal 1997, the Audit Committee held one meeting.

    The Compensation Committee's function is to review and establish salary levels for executive officers, including the Chief Executive Officer, and certain other management employees and to grant stock options. The members of the Compensation Committee are Messrs. Clair and Rutner. During fiscal 1997, the Compensation Committee held two meetings. For additional information concerning the Compensation Committee, see "Compensation Committee Report On Executive Compensation."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

    The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the one other most highly compensated executive officer of the Company as of July 31, 1997 whose total salary and bonus for fiscal 1997 exceeded $100,000, for services in all capacities to the Company, during fiscal 1997 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                         ANNUAL COMPENSATION     -------------------
                                                       ------------------------      SECURITIES
NAME AND PRINCIPAL                                       FISCAL                      UNDERLYING
POSITION                                                  YEAR      SALARY ($)     OPTIONS/SARS(#)
-----------------------------------------------------  -----------  -----------  -------------------
Bradley A. Rowe......................................        1997       96,250           60,000
  President and Chief                                        1996      122,667          100,000
  Executive Officer

Stephen A. Nicol.....................................        1997      102,083           60,000
  Senior Vice President,                                     1996      122,667          100,000
  Sales

    The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during fiscal 1997 to the persons named in the Summary Compensation Table:

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                           NUMBER OF      % OF TOTAL                               ANNUAL RATES OF STOCK
                                          SECURITIES     OPTIONS/ SARS                              PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO      EXERCISE                  FOR OPTION TERM(4)
                                         OPTIONS/SARS    EMPLOYEES IN       PRICE     EXPIRATION   ---------------------
NAME                                     GRANTED(#)(2)    FISCAL YEAR     ($/SH)(3)      DATE       5% ($)     10% ($)
---------------------------------------  -------------  ---------------  -----------  -----------  ---------  ----------
Bradley A. Rowe........................        3,090             0.2%        11.825     03/03/02       7,975      22,308
                                              56,910             4.1%        11.825     03/03/07     323,568     913,846

Stephen A. Nicol.......................       60,000             4.3%         10.75     03/03/07     405,637   1,027,964

------------------------

(1) No stock appreciation rights were granted to executive officers in fiscal year 1997.

(2) The Board of Directors has discretion, subject to plan limits, to modify the terms of options and to reprice the options. Each option is fully exercisable from the time of grant, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve months from the date of grant and 1/48 of the total number of shares each month thereafter. See "--Termination and Change in Control Arrangements."

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Company's Board of Directors. In September 1997, as a result of a broad decline in the fair market value of the Company's Common Stock, the Compensation Committee determined that it was in the best interests of the Company to offer to all current option holders, including executive officers whom the Committee considered separately, the opportunity to exchange outstanding options with an exercise price above the then current price for options with an exercise price equal to the then current fair market value. For details concerning the repricings of options, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION--Repricing of Stock Options Following the End of Fiscal 1997."

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. This table does not take into account any appreciation in the price of the Common Stock to date.

    The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in fiscal 1997, and unexercised options held as of July 31, 1997 by the persons named in the Summary Compensation Table:

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE- MONEY
                                                                 UNEXERCISED OPTIONS/SARS AT              OPTIONS/SARS AT
                                 SHARES                                   FY-END(#)                        FY-END($)(1)
                               ACQUIRED ON        VALUE       ---------------------------------  ---------------------------------
NAME                            EXERCISE       REALIZED(2)    EXERCISABLE(3)    UNEXERCISABLE    EXERCISABLE(4)    UNEXERCISABLE
----------------------------  -------------  ---------------  --------------  -----------------  --------------  -----------------
Bradley A. Rowe.............       --              --              160,000           --               232,500           --

Stephen A. Nicol............       --              --              160,000           --               287,500           --

------------------------

(1) Calculated on the basis of the fair market value of the underlying securities at July 31, 1997 of $8.375 per share, as reported by the Nasdaq National Market, minus the aggregate exercise price.

(2) "Value Realized" represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(3) All options are fully exercisable, subject to the Company's right to repurchase any unvested shares at the original exercise price in the event of the optionee's termination. Shares generally vest at the rate of 1/4 after twelve months from the date of grant and 1/48 of the total number of shares each month thereafter.

(4) Does not include options that had an exercise price greater than the per share closing price of $8.375 as reported by the Nasdaq National Market on July 31, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company did not have a Compensation Committee until September 1996, prior to which time all decisions concerning executive compensation were made by the entire Board, of which Messrs. Rowe and Nicol are members. Messrs. Rowe and Nicol abstained from all deliberations concerning their own compensation during this period. The Compensation Committee currently consists of Mr. Clair and Dr. Rutner.

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

    The Option Plan provides that, in the event of (i) certain mergers or consolidations to which the Company is a party in which the stockholders of the Company do not retain beneficial ownership of at least a majority of the voting stock of the Company or its successor, (ii) the sale, exchange or transfer of all or substantially all of the assets of the Company other than to one or more corporations in which the stockholders of the Company have beneficial ownership of at least a majority of the voting stock or (iii) a liquidation or dissolution of the company, the acquiring or successor corporation may assume or substitute new options for the options outstanding under the Option Plan. To the extent that the options outstanding under the Option Plan are not assumed, substituted for, or exercised prior to such event, they will terminate.

DIRECTOR COMPENSATION

    Directors do not receive any cash compensation for their services as members of the Board of Directors or members of committees of the Board of Directors, although they are reimbursed for their out-of-pocket expenses incurred in attending Board and committee meetings. Directors who are employees are eligible to receive stock option grants under the Option Plan. See "--Termination and Change in Control Arrangements."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

    Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that it has complied with all filing requirements applicable to the Company's executive officers, directors and greater than 10% stockholders.

CHANGES TO BENEFIT PLANS

    In August 1997, the Board of Directors amended the Option Plan, subject to stockholder approval, to increase the shares reserved for issuance under the Option Plan. Since this amendment, Bradley A. Rowe and Stephen A. Nicol each received stock option grants for 60,000 shares; all current executive officers as a group (3 persons) received stock option grants for a total of 180,000 shares; and all employees other than current executive officers received stock option grants for 1,165,727 shares. The option grants to Messrs. Rowe and Nicol and to the current executive officers and 1,018,100 shares granted to the non-executive officer employees were granted in October 1997 in connection with the repricing of certain outstanding stock options held by such employees. Non-employee directors are not eligible to participate in the Option Plan. See "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION--Repricing of Stock Options Following End of Fiscal 1997."

    The following table sets forth stock options received under the Option Plan during the fiscal year ended July 31, 1997 by (1) the executive officers named in the Summary Compensation Table; (2) all current executive officers as a group; (3) all current directors who are not executive officers as a group; and
(4) all employees, including all officers who are not executive officers, as a group. Grants under the Option Plan are made at the discretion of the Board of Directors. Accordingly, future grants under the Option Plan are not yet determinable.

                               NEW PLAN BENEFITS

                                                                                     PUMA TECHNOLOGY, INC. 1993
                                                                                        STOCK OPTION PLAN(1)
                                                                                   ------------------------------
                                                                                   EXERCISE PRICE PER  NUMBER OF
NAME AND PRINCIPAL POSITION                                                              SHARE           SHARES
---------------------------------------------------------------------------------  ------------------  ----------
Bradley A. Rowe..................................................................       $11.825            60,000
  President and Chief Executive Officer

Stephen A. Nicol.................................................................        $10.75            60,000
  Senior Vice President, Sales

All Executive Officers as a Group................................................   $10.75 - $11.825      180,000
  (3 persons)

All Outside Directors as a Group.................................................          --              --
  (3 persons)

All Non-Executive Officer Employees as a.........................................    $7.50 - $17.25     1,208,100
  Group

------------------------

(1) Only employees, employee directors and independent contractors of, and consultants to, the Company are eligible to participate in the Option Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    Messrs. Clair and Rutner were appointed as the initial members of the Compensation Committee ("Committee") in September 1996. Each of these individuals is a non-employee member of the Company's Board of Directors. Prior to September 1996, the Company did not have a Compensation Committee, during which time all decisions concerning executive compensation were made by the entire Board, of which Messrs. Rowe and Nicol are members. Messrs. Rowe and Nicol abstained from all deliberations concerning their own compensation during this period.

    Commencing in September 1996, the Committee was responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. For all executive officers, the Committee reviews the performance and compensation levels for executive officers, sets salary levels and recommends option grants under the Option Plan.

OVERVIEW

    The goals of the Company's executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align executive officer compensation with the Company's performance and to motivate executive officers to achieve the Company's business objectives. The Company uses salary and option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the Company's compensation package with that of similarly-sized high technology companies in the Company's geographic areas.

    During fiscal 1997, the Company did not implement any executive cash bonus or profit sharing programs. The Committee expects to consider implementation of executive cash bonuses and/or profit sharing in the future.

SALARY

    Base salaries of executive officers, other than for Mr. Rowe, the Company's President and Chief Executive Officer, are reviewed annually by the Committee, and adjustments are made, based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

    In February 1997, the Company's Board determined that it would be in the best interests of the Company to grant stock options to each executive officer of the Company in exchange for the surrender by such officer of one-half of his annual salary for a period of one year. The cash savings to the Company from the reduction in salaries are being used primarily in research and development activities. The options granted in lieu of salary were to vest in full upon a Transfer of Control (as such term is defined in the Option Plan) of the Company. Each executive officer agreed to the reduction in salary in exchange for grants of stock options under the Option Plan. Normal salary payments will resume in January 1998.

STOCK OPTIONS

    The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations.

REPRICING OF STOCK OPTIONS FOLLOWING THE END OF FISCAL 1997

    In September 1997, the Committee considered the options held by the Company's executive officers and employees and the fact that a broad decline in the price of the Company's Common Stock had resulted in a substantial number of stock options granted pursuant to the Option Plan having prices well above the recent historical trading prices for the Common Stock. Management had informed the Committee of its concern that key employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices well above the current trading price, was less attractive then compensation offered by other companies in the same geographic locations. This is because options granted to new hires at other companies would likely be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

    The Committee believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial, sales and marketing personnel, and the loss of key employees could have a significant impact on the Company's business. The Committee also believed that unless an adjustment was made in option prices, existing employees holding options would perceive a substantial inequity in comparison to new employees granted stock options with exercise prices set at the current, lower fair market value of the Company's Common Stock, and that employee morale would suffer as a consequence. The Committee concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committee considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committee also recognized that issuance of the new options could be subject to a restriction on exercise for a given period, thereby providing optionees participating in the exchange with an additional incentive to remain employed by the Company. The Committee recognized that to require optionees to forfeit accumulated vesting would appear more onerous than a restriction on exercise for a specified period. Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to grant replacement stock options under the Option Plan for those options with exercise prices above recent trading prices, with exercise prices equal to the closing sale price of the Company's Common Stock on October 3, 1997, three days after the Committee's approval of the repricing. Repriced options would continue to have the same vesting schedule as the surrendered options, but would be subject to a six-month restriction on exercise.

    Accordingly, in September 1997, the Committee approved an offer to all employees of the Company, including executive officers whom the Committee considered separately, to exchange outstanding options with exercise prices at $7.50 per share or higher for replacement options with an exercise price to be based on the closing price of the Company's Common Stock on October 3, 1997. No vesting was forfeited, but optionees receiving replacement options were precluded from exercising their options for six months from the date of grant. The closing price of the Company's Common Stock on October 3, 1997 was $6.50 per share. Pursuant to the repricing, a total of 1,198,100 shares with exercise prices ranging from $7.50 to $16.875 were voluntarily exchanged for the same number of options, all with an exercise price of $6.50 per share. The only options exchanged by the Company's executive officers in connection with the repricing program were options granted in lieu of salary, as described above.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee annually reviews the performance and compensation of Mr. Rowe. Mr. Rowe has served as the Company's President since October 1993 and Chief Executive Officer since March 1995. The compensation of Mr. Rowe is based upon the same criteria as the other executive officers of the Company. While the Chief Executive Officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance. Mr. Rowe participated in the same voluntary salary reduction program in exchange for an award of options described above. In October 1997, Mr. Rowe agreed to surrender his options granted in lieu of salary as of that date, in exchange for the same number of options with an exercise price of $7.15 per share, based upon 110% of the closing price of the Common Stock on October 3, 1997. This exchange was pursuant to the repricing of stock options described above.

                                          COMPENSATION COMMITTEE
                                          Michael M. Clair
                                          Robert D. Rutner

                        COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. companies only) and the Nasdaq Computer & Data Processing Stocks Index, for each fiscal quarterly period in the period commencing on December 5, 1996, the first day of trading following the date of the Company's initial public offering, and ending on July 31, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                FROM DECEMBER 5, 1996 THROUGH JULY 31, 1997(1):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              PUMA TECHNOLOGY,       NASDAQ STOCK         HAMBRECHT & QUIST

                             INC.      MARKET (U.S.)          COMPUTER SOFTWARE
12/05/96                      100                100                        100
1/31/97                       161                106                        100
4/30/97                        80                 97                         90
7/31/97                        88                123                        116

            PUMA TECHNOLOGY, INC., NASDAQ STOCK MARKET--U.S. INDEX,
                 NASDAQ COMPUTER & DATA PROCESSING STOCKS INDEX

                                                                      DECEMBER 5,    JANUARY 31,    APRIL 30,    JULY 31,
                                                                         1996           1997          1997         1997
                                                                     -------------  -------------  -----------  -----------
Puma Technology, Inc...............................................    $     100      $     161     $      80    $      88
Nasdaq Stock Market--U.S. Index....................................    $     100      $     106     $      97    $     123
Hambrecht & Quist Computer Software................................    $     100      $     100     $      90    $     116

------------------------

(1) Assumes that $100.00 was invested on December 5, 1996 in the Company's Common Stock and each index. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                  PROPOSAL TO
                        AMEND THE 1993 STOCK OPTION PLAN

GENERAL

    At the Annual Meeting, the stockholders will be asked to approve amendments to the Company's 1993 Stock Option Plan (the "Option Plan") to increase by 1,000,000 the maximum number of shares of Common Stock that may be issued under the Option Plan.

    The Company's stockholders have previously approved the reservation of 3,500,000 shares of the Company's Common Stock (subject to adjustment upon certain changes in the capital structure of the Company) for issuance to employees (including officers), directors and consultants under the Option Plan. As of October 6, 1997, options to purchase an aggregate of 2,105,521 shares of Common Stock were outstanding, at a weighted average exercise price of $5.23 per share, and 997,354 shares had been issued upon the exercise of previously granted options, leaving 397,125 shares available for future option grants. To enable the Company to continue to provide long-term equity incentives, the Board of Directors has amended the Option Plan, subject to approval by the stockholders, to increase the maximum number of shares that may be issued under the Option Plan by 1,000,000 to an aggregate of 4,500,000 shares.

    The Board of Directors believes that the Company's stock option program is an important factor in attracting and retaining the high caliber employees, directors and consultants essential to the success of the Company and in aligning their long-term interests with those of the stockholders. Because competition for highly qualified individuals in the Company's industry is intense, management believes that to successfully attract the best candidates, the Company must continue to offer a competitive stock option program. The Board of Directors further believes that stock options serve an important role in motivating their holders to contribute to the Company's continued growth and profitability. The proposed amendment is intended to ensure that the Option Plan will continue to have available a reasonable number of shares to meet these needs.

SUMMARY OF THE OPTION PLAN, AS AMENDED

    The following summary of the Option Plan, as amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any stockholder upon request.

    GENERAL. The purpose of the Option Plan is to advance the interests of the Company and its stockholders by providing an incentive to attract, retain and reward the Company's employees, directors and consultants and by motivating such persons to contribute to the Company's growth and profitability. It provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options.

    SHARES SUBJECT TO PLAN. The stockholders have previously authorized an aggregate of 3,500,000 shares of the Company's Common Stock for issuance upon the exercise of options granted under the Option Plan. As amended, the Option Plan would provide that the maximum aggregate number of authorized but unissued or reacquired shares of Common Stock that may be issued under the plan is 4,500,000. Appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company. To the extent that any outstanding option under the Option Plan expires or terminates prior to exercise in full, or if shares issued upon exercise of an option are subject to a Company repurchase right which is subsequently exercised by the Company, the shares of Common Stock for which such option is not exercised or the shares repurchased are returned to the Option Plan and become available for future grant.

    ADMINISTRATION. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). Subject to the provisions of the Option

Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each option, the exercise price of and the type of consideration to be paid to the Company upon the exercise of each option, the duration of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option. The Board may amend, modify, extend, cancel, renew, or grant a new option in substitution for, any option, waive any restrictions or conditions applicable to any option, and accelerate, continue, extend or defer the exercisability or vesting of any option, including with respect to the period following an optionee's termination of service with the Company. The Option Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the plan.

    ELIGIBILITY. Options may be granted under the Option Plan to employees (including officers), directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company. In addition, options may be granted to prospective service providers in connection with written employment offers, provided that no shares may be purchased prior to such person's commencement of service. As of July 31, 1997, the Company had approximately 116 employees, including 3 executive officers, 5 directors and 18 consultants eligible under the Option Plan. While any person eligible under the Option Plan may be granted nonstatutory stock options, only employees may be granted incentive stock options.

    TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the plan. The exercise price of each incentive stock option granted under the Option Plan may not be less than the fair market value of a share of the Company's Common Stock on the date of grant, while the exercise price of a nonstatutory stock option may not be less than 85% of such fair market value. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of Common Stock on the date of grant. As of October 6, 1997, the closing price of the Company's Common Stock, as reported on the Nasdaq National Market, was $6.3125 per share.

    The Option Plan provides that the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by such other lawful consideration as approved by the Board, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant. No option may be exercised until the optionee has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option.

    Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan are exercisable on and after the date of grant, subject to the right of the Company to reacquire at the optionee's exercise price any unvested shares held by the optionee upon termination of employment or service with the Company or if the optionee attempts to transfer any unvested shares. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of an incentive stock option granted under the Option Plan is ten years, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

    Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Generally, options remain exercisable for three months following an optionee's termination of service, unless such termination results from the optionee's death or disability, in which case the option will remain exercisable for twelve months following the optionee's termination of service, provided that in any event the option must be exercised no later than its expiration date.

    CHANGE IN CONTROL. The Option Plan provides that in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain immediately after such event direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Change in Control"), the surviving, continuing, successor or purchasing corporation or parent corporation thereof may either assume the Company's rights and obligations under the outstanding options or substitute substantially equivalent options for such corporation's stock. The Option Plan authorizes the Board to provide in any option agreement under the plan for acceleration of the vesting and exercisability of options upon such circumstances in connection with a Change in Control and to such extent as the Board determines in its discretion. To the extent that the outstanding options are not assumed, replaced or exercised prior to the Change in Control, they will terminate.

    TERMINATION OR AMENDMENT. The Option Plan will continue in effect until October 30, 2003, unless earlier terminated by the Board. The Board may terminate or amend the Option Plan at any time. However, without stockholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder or change the class of persons eligible to receive options. No termination or amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option's status as an incentive stock option or comply with any applicable law or regulation.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

    INCENTIVE STOCK OPTIONS. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

    The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

    NONSTATUTORY STOCK OPTIONS. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

VOTE REQUIRED AND BOARD OF DIRECTORS RECOMMENDATION

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

    The Board of Directors believes that the proposed amendment to the Option Plan increasing by 1,000,000 the maximum aggregate number of shares of Common Stock issuable under the plan is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE OPTION PLAN TO INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN BY 1,000,000.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors of the Company has selected Price Waterhouse LLP as independent accountants to audit the financial statements of the Company for the year ending July 31, 1997. Price Waterhouse LLP has acted as the Company's independent auditors since the Company's inception. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

    The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 1998.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 2550 North First Street, Suite 500, San Jose, California, 95131, not later than June 8, 1998, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

    At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                                       [SIGNATURE]

                                          STEPHEN A. NICOL
                                          SECRETARY

November 11, 1997

PROXY                                                                    PROXY

                             PUMA TECHNOLOGY, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                     SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Bradley A. Rowe and M. Bruce Nakao, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Puma Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Santa Clara Marriott, Santa Clara, California on Wednesday, December 10, 1997 at 10:00 a.m., Pacific Standard Time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

              PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                        USING THE ENCLOSED ENVELOPE.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

1. ELECTION OF DIRECTORS --
   NOMINEES: Bradley A. Rowe, Stephen A. Nicol, Michael M. Clair, Tyrone F. Pike and Robert D. Rutner

   For             Withhold         For All
   All               All            Except
   / /               / /              / /

   ---------------------------------------------------------------
   (EXCEPT NOMINEE(S) WRITTEN ABOVE)

2. To approve the amendment to the 1993 Stock Option Plan of the Company to increase the number of shares of Common Stock of the Company authorized for the issuance thereunder by 1,000,000 shares.

   For              Against        Abstain
   / /               / /              / /

3. To approve the selection of Price Waterhouse LLP as the Company's independent public accountants for the current fiscal year.

   For              Against        Abstain
   / /               / /              / /

                                      Dated: _______________________, 1997

Signature(s) _____________________________________________________________

__________________________________________________________________________
Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND MAIL THE PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

--------------------------------------------------------------------------------
                            ^FOLD AND DETACH HERE^

                             YOUR VOTE IS IMPORTANT.

            PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.